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As filed with the Securities and Exchange Commission on June 8, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIMAREX ENERGY CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	45-0466694 (I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-4518
(303) 295-3995
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Cimarex Energy Co. 2002 Stock Incentive Plan
Cimarex Energy Co. 401(k) Plan
(Full title of the plans)

Paul Korus
Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado 80203-4518
(303) 295-3995
(Name, address, including zip code, and telephone number, including area code,
of agent for service)	Copies to: Thomas A. Richardson, Esq. Holme Roberts & Owen LLP 1700 Lincoln Street, Suite 4100 Denver, Colorado 80203 (303) 861-7000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value	5,950,000	See table below	$226,814,000	$26,697

Interests in the 401(k) Plan	—	—	—	—

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this registration statement shall also cover any additional shares of the registrant's common stock that become issuable under the Cimarex Energy Co. 2002 Stock Incentive Plan or 401(k) Plan (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant's common stock. In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of shares and interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)

        The chart below details the calculation of the registration fee.

Title of Each Class of Securities to Be Registered(1)	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Shares issuable pursuant to grants of options and restricted stock awards under the 2002 Stock Incentive Plan	5,700,000 shares	$38.12(2)	$217,284,000

Shares issuable pursuant to the 401(k) Plan	250,000 shares	$38.12(2)	$9,530,000

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this registration statement shall also cover any additional shares of the registrant's common stock that become issuable under the Cimarex Energy Co. 2002 Stock Incentive Plan or 401(k) Plan (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the registrant's common stock. In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of shares and interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of the common stock on June 1, 2005, as reported on the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

        The documents containing information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Act. Such documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

        The following documents filed by Cimarex Energy Co. ("Registrant") with the Commission are incorporated by reference into this registration statement, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K:

  (a)
  Annual Report on Form 10-K for fiscal year ended December 31, 2004, filed March 15, 2005.

  Annual Report on Form 11-K for fiscal year ended December 31, 2003, filed June 25, 2004, and Amendment No. 1 to Form 11-K, filed July 15, 2004.

  (b)
  The Registrant's Quarterly Report on Form 10-Q for quarter ended March 31, 2005, filed May 9, 2005.

  (c)
  The Registrant's Current Reports on Forms 8-K, filed March 18, April 21, May 2, 2005, May 4, 2005, May 4, 2005, May 19, 2005, June 3, 2005, June 6, 2005 and June 8, 2005.

  (d)
  The description of the Registrant's common stock and preferred stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 10 (File No. 001-31446) filed on September 3, 2002, and any subsequent amendment thereto filed for the purpose of updating such description.

  (e)
  All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the Registrant's annual report, referred to in (a) above, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

        All documents subsequently filed by the Registrant or by the 401(k) Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 4. Description of Securities

        The Registrant's common stock, par value $.01 per share, is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Act. The Registrant's by-laws provide for the indemnification of its officers and directors and the advancement to them of expenses in connection with the proceedings and claims, to the fullest extent permitted by applicable law. The by-laws include related provisions meant to facilitate the indemnitee's receipt of such benefits. These provisions cover, among other things:

  •
  specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination;

  •
  specification of certain time periods by which certain payments or determinations must be made and actions must be taken; and

  •
  the establishment of presumptions in favor of an indemnitee.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit No.	Exhibit Name
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Registrant's Current Report on Form 8-K, filed with the SEC on June 8, 2005)
4.2	Bylaws (incorporated by reference from Registrant's Registration Statement on Form S-4, as amended (Registration No. 333-87948), filed with the SEC on May 9, 2002)
5.1	Opinion of Holme Roberts & Owen LLP
23.1	Consent of KPMG LLP
23.2	Consent of Anton Collins Mitchell LLP
23.3	Consent of Ryder Scott Company, L.P.
23.4	Consent of Holme Roberts & Owen LLP (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (contained on the signature pages).

        The Registrant's 401(k) Plan has been submitted to the Internal Revenue Service in a timely manner and has been qualified under Section 401 of the Internal Revenue Code.

Item 9. Undertakings

1.
The undersigned Registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

  (b)
  That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registration Statement

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 6th day of June, 2005.

CIMAREX ENERGY CO.
By:	/s/ F. H. MERELLI F. H. Merelli Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F.H. Merelli and Paul Korus, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, and to file any additional registration statement on Form S-8 for the purpose of registering additional shares issuable pursuant to the Cimarex Energy Co. 2002 Stock Incentive Plan or 401(k) Plan, in each case with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in connection therewith, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ F. H. MERELLI F.H. Merelli	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 6, 2005
/s/ PAUL KORUS Paul Korus	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 6, 2005
/s/ JAMES H. SHONSEY James H. Shonsey	Controller, Chief Accounting Officer (Principal Accounting Officer)	June 6, 2005
/s/ GLENN A. COX Glenn A. Cox	Director	June 6, 2005

/s/ CORTLANDT S. DIETLER Cortlandt S. Dietler	Director	June 6, 2005
Hans Helmerich	Director	June 6, 2005
David A. Hentschel	Director	June 6, 2005
/s/ PAUL D. HOLLEMAN Paul D. Holleman	Director	June 6, 2005
L.F. Rooney, III	Director	June 6, 2005
/s/ MICHAEL J. SULLIVAN Michael J. Sullivan	Director	June 6, 2005
/s/ L. PAUL TEAGUE L. Paul Teague	Director	June 6, 2005
Jerry Box	Director	June 6, 2005

The Plan

        Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 6, 2005.

CIMAREX ENERGY CO. 401(k) PLAN
By:	/s/ RICHARD S. DINKINS Richard S. Dinkins Member, Plan Administrative Committee

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Certain Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES